Exhibit 4.1

RGA SEE REVERSE SIDE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND FULLY PAID AND NON-ASSESSABLE CLASS A SHARES, $0.001 PAR VALUE, OF THE RMR GROUP INC. transferable on the books of the Corporation byCthe hOolder Mhereof iMn persoOn or bNy Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: SIG TO COME October 14, 2015 CHIEF FINANCIAL OFFICER AND TREASURER TITLE COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE T THIS CERTIFIES THAT is the owner of CUSIP 74967R 10 6

IMPORTANT NOTICE The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) and Section 2-211(d)(1) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation his authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, each in effect from time to time, copies of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA – Custodian TEN COM TEN ENT JT TEN – as tenants in common – as tenants by entireties – as joint tenants with right of survivorship and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act _ (State) Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transferthe said stock on the booksof the within-named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.